FORM OF IRREVOCABLE ASSIGNMENT

FOR, VALUE RFC, the undersigned ELECTIVE INVESTMENTS, a(n) Pennsylvania Corporation (the 'Assignor") hereby sells. assigns and transfers unto MONTEREY FINANCIAL. SERVICES,INC.,(MFS) a California corporation ("Assignee"), its successors and assigns all of Assignor's right, title and interest in and to the contracts, promissory notes security agreements, membership agreements, instruments aced accounts receivable (each, a 'Contract' and collectively, the 'Contracts") described on the attached Annex A. together with the property described therein, if any, and all rights and remedies thereunder, including all guaranties thereof or collateral security therefore, without recourse or warranty except as provided herein. Assignor authorizes Assignee to collect any and all installments and payments due on each Contract and to take action thereunder which Assignor might otherwise take with respect to each Contra This Assignment is being delivered pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned Assignor contained in that certain Receivables Purchase Agreement, dated as of October 14, 1999(the "Agreement" between Assignor and Assignee which Agreement contains certain representations, warranties and covenants from Assignor to Assignee, including without limitation, certain obligations on behalf of the Assignor to repurchase the Contracts or to replace the Contracts upon the terms and conditions set forth therein. This Assignment shall be governed by and interpreted in accordance with the terms of the Agreement and the laws of the State of California. Capitalized terms used herein which are not defined herein shall have the meanings set forth in this Agreement.

   Assignee may, without notice to Assignor, enter into any settlement, forbearance or other variation is terms in connection with any Contract, or discharge or release the obligations of the Obligor or other person, by operation of law or otherwise, without affecting Assignor's liability here under, except that any settlement, forbearance, or other variation by Assignee or it's assigns a shall not cause Assignor's Repurchase Price to be greater than would have been in the absence of the settlement, forbearance, or other variation. Assignee's failure or delay in enforce any right hereunder does not constitute a waiver of that right. Assignor shall not make any collections or repossessions with respect to the Contracts.

   Assignor hereby certifies on and as at the date hereof (a) that each and every representation to and warranty of the undersigned contained in the Agreement is true and correct on and as of the data hereof in all material respects with the same force and effect as if originally expressed on and as of the data' hereof and (b) that each of the conditions set forth is the Agreement with respect to the purchase ad the Contracts hereunder has bean fulfilled or waived on the date hereof.

Assignor does not delegate and Assignee shall not be required to assume any of the duties, responsibilities, liabilities or obligations of Assignor under any Contract assigned hereunder and Assignor shall remain liable therefore notwithstanding the assignment contained herein.

   IN WITNESS WHEREOF, the undersigned has executed this Limited Recourse Assignment to be duly executed this 14th day of October, 1999.

                                                ELECTIVE INVESTMENTS,INC.a(n)
                                                Pennsylvania Corporation
                                                By;/s/ Gerard A. Powell
                                                Title: President